REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of June 20, 2006 (this “Agreement”), is made by and among Universal Guardian Holdings, Inc., a Delaware corporation (the “Company”), with headquarters located at 4695 MacArthur Court, Suite 300, Newport Beach, California, 92660, and the investors named on the signature pages hereto (each of whom is hereinafter referred to as an “Initial Investor” and all of whom collectively are hereinafter referred to as the “Initial Investors”).

RECITALS:

A. In connection with the Securities Purchase Agreement, dated effective as of June 20, 2006 by and among the Initial Investors and the Company (the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to sell to the Initial Investors shares of the Company’s common stock, $0.001 par value (the “Common Stock”), and warrants to purchase Common Stock.

B. To induce the Initial Investors to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws with respect to the Securities.

AGREEMENT:

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Purchase Agreement. In addition, as used in this Agreement, the following terms have the following meanings:

1.1. “Closing Date” shall be modified to mean the last Closing Date under the Purchase Agreement in the event there are multiple closings which in no event be later than June 30, 2006, the offering termination date.

1.2. “Investors” means the Initial Investors and any of their permitted transferees or assignees who receive or acquire Registrable Securities (as herein defined) and agree to become bound by the provisions of this Agreement in accordance with Article IX hereof.

1.3. “Offering” shall mean the private private offering conducted under Regulation D of the Securities Act pursuant to which the Offered Securities are being offering and sold.

1.4. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Registration Statements in compliance with the Securities Act and, in particular, pursuant to Rule 415 under the Securities Act and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

1.54. “Registrable Securities” means the Offered Securities (as defined in the Purchase Agreement) sold pursuant to the Purchase Agreement and any shares of capital stock or other securities issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the Offered Securities; provided that Offered Securities or any of them will cease to be Registrable Securities at such time as such securities have been sold under a Registration Statement or pursuant to Rule 144 under the Securities Act or otherwise or at such time as they are eligible to be sold pursuant to Rule 144(k) and assuming none of the Investors are Affliates (within the meaning of the federal securities laws).

1.6. “Registration Period” means the period between the date the Registration Statement is declared effective pursuant to Section 2.2 and the earliest of (i) the third anniversary of the Closing Date, or (ii) the date on which none of the Offered Securities remain Registrable Securities as defined above.

1.7. “Registration Statement” means a Registration Statement of the Company filed with the SEC under the Securities Act.

1.8. “Rule 415” means Rule 415 under the Securities Act, or any successor rule providing for offering securities on a continuous basis, and applicable rules and regulations thereunder.

ARTICLE II

REGISTRATION

2.1. Mandatory Registration. The Company will use its reasonable best efforts to prepare and file with the SEC within 30 calendar days after the latest of the Closing Date of the purchase of the Offered Securities under the Purchase Agreement, or the termination or expiration of the Offering in the event that it continues after the Closing Date, a Registration Statement on Form SB-2 registering all of the Registrable Securities for resale through a broker-dealer for cash on the public markets. If Form SB-2 is not available at that time, then the Company will use its reasonable best efforts to file within such 30-day period a Registration Statement on such form as is then available to effect a registration of the Registrable Securities.

2.2. Effectiveness of the Registration Statement. The Company will use its reasonable best efforts to cause the Registration Statement contemplated by the previous Section to be declared effective by the SEC no later than the 90th calendar day after the Closing Date (the “Required Effective Date”). So long as the Company filed the Registration Statement within 30 calendar days after the Closing Date, however, if the Registration Statement receives any SEC review, then the Required Effective Date will be the 30th calendar day after the Company responds to all comments received from the staff of the SEC. The Company’s reasonable best efforts will include, but are not to be limited to, promptly responding to all comments received from the staff of the SEC. If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then, subject to Section 3.5, the Company will request that the Registration Statement become effective within five business days after such SEC notification.

2.3. Failures. If (i) a Registration Statement covering all the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is not declared effective by the SEC on or before the Required Effective Date (an “Effectiveness Failure”) or (ii) at any time after such Registration Statement has been declared effective by the SEC, sales of the Registrable Securities thereunder during the Registration Period cannot be made due to a failure by the Company to comply with its periodic reporting obligations under the Securities Exchange Act of 1934, as amended (a “Maintenance Failure”), then, as partial relief for the damages to an Investor by reason of any such delay in its ability to sell the Registrable Securities, the Company will for each 30 calendar day period (or portion thereof, if less than 30 days) during which an Effectiveness Failure or Maintenance Failure exists and until such event is cured, at its discretion select and take one of the following actions: (i) issue to each Investor that number of shares of Common Stock equal to .0025% of the Offered Shares sold by the Company to Investor under the Purchase Agreement; or (ii) pay to each Investor in cash .0025% of the purchase price paid by that Investor to the Company for the Offered Securities purchased by the Investor under the Purchase Agreement.  Issuance of securities or payment of cash under this Section 2.3 shall be made within five business days of the end of each 30 calendar period or portion thereof, as the case may be.

ARTICLE III

ADDITIONAL OBLIGATIONS OF THE COMPANY

3.1. Continued Effectiveness of Registration Statement. Subject to the limitations set forth in Section 3.5, the Company will use its reasonable best efforts to keep the Registration Statement covering the Registrable Securities effective under Rule 415 at all times during the Registration Period.

3.2. Accuracy of Registration Statement. Assuming the accuracy of information furnished by or on behalf of the Investors, any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company covering Registrable Securities will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The Company will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to permit sales pursuant to the Registration Statement at all times during the Registration Period (but subject to Section 3.5) and, during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period.

3.3. Furnishing Documentation. Upon timely written request from any Investor, the Company will furnish to each Investor whose Registrable Securities are included in a Registration Statement (a) promptly after each document is filed with the SEC, one copy of any Registration Statement filed pursuant to this Agreement and any amendments thereto, each preliminary prospectus (if any) and final prospectus and each amendment or supplement thereto; and (b) a number of copies of a prospectus, including a preliminary prospectus (if any), and all amendments and supplements thereto, and such other document as the Investor may reasonably request to facilitate the disposition of the Registrable Securities owned by the Investor. The Company will notify each Investor whose Registrable Securities are included in any Registration Statement of the filing and the effectiveness of the Registration Statement and any post-effective amendment on the date of filing of the Registration Statement, effectiveness of the Registration Statement, or any post-effective amendment, as applicable.

3.4. Additional Obligations. In connection with the issuance and sale of Registrable Securities by the Company to the Initial Investors, as well as the resale of the Registrable Securities by the Initial Investors under the Registration Statement, the Company will use its reasonable best efforts to register, qualify or find exemptions for the Offered Securities under the securities or blue sky laws of the states in which the Initial Investors are residents; provided, however, that the Initial Investors shall cooperate and assist the Company with such efforts.  The the Company shall not be required to register or qualify the resale of the Registrable Securities under the Registration Statement in any state in which an exemption is not reasonably available.  Notwithstanding the foregoing, the Company is not required, in connection with such obligations, to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause material expense or burden to the Company, or (v) make any change in its charter or bylaws, which in each case the Company determines to be contrary to the best interests of the Company and its shareholders.

3.5. Suspension of Resale Rights.

(a)  The Company will notify each Investor who holds Registrable Securities being sold pursuant to a Registration Statement of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (each an “Event”).  The Company will promptly make such notification after the Company becomes aware of the Event (but in no case will the Company be obligated at that point to disclose to any Investor any of the facts or circumstances regarding the Event), will promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and will deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.  Each Investor will hold in confidence and will not make any disclosure of any Event and any related information disclosed by the Company unless (i) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (ii) the information has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Investor), (iii) the information was developed independently by an Investor without breach of this Agreement, (iv) the information was known to the Investor before receipt of such information from the Company, or (v) the information was disclosed to the Investor by a third party not under an obligation of confidentiality.  An Investor may make disclosure of an Event or any related information disclosed by the Company, however, to any attorney, adviser, or other third party retained by it that needs to know the information, as determined in good faith by the Investor (“Investor Representative”), if the Investor advises the Investor Representative of the confidentiality provisions of this Section 3.5(a), but the Investor will be liable for any act or omission of any of its Investor Representative relative to such information as if the act or omission was that of the Investor.  Unless legally prohibited from so doing, each Investor will, upon learning that disclosure of such confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such confidential information.

(b)  Notwithstanding the obligations under Section 2.2, 2.3, 3.5(a) or any other provision of this Agreement, if (i) in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company and its shareholders for resales of Registrable Securities to be made pursuant to the Registration Statement due to the existence of a material development or potential material development involving the Company that the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a Material Adverse Effect upon the Company and its shareholders, or (ii) in the good faith judgment of the Company, it would adversely affect or require premature disclosure of the filing of a Company-initiated registration of any class of its equity securities, then the Company will have the right to postpone the Required Effective Date and suspend the effectiveness or use of the Registration Statement for a period (the “Allowable Grace Period”) of not more than 30 calendar days, provided, however, that, in the case of a Registration Statement already declared effective, the Company may so defer or suspend the effectiveness or use of the Registration Statement no more than 60 calendar days in a calendar year, and provided, further, that, after deferring or suspending the use of the Registration Statement, the Company may not again defer or suspend the use of the Registration Statement until a period of 30 calendar days has elapsed after resumption of the use of the Registration Statement.

(c)  Subject to the Company’s rights under this Section 3.5, the Company will use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, will use its best efforts to obtain the withdrawal of such order at the earliest possible time and the Company will promptly notify each Investor that holds Registrable Securities being sold of the issuance of such order and the resolution thereof.

(d)  Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, if the use of the Registration Statement is suspended by the Company, then the Company will promptly give notice of the suspension to all Investors whose securities are covered by the Registration Statement (but in no event will the Company disclose to any

Investor, without such Investor’s consent, any of the facts or circumstances regarding the suspension) and will promptly notify each such Investor as soon as possible that the use of the Registration Statement may be resumed.

3.6. Review by the Investors. Upon timely written request from any Investor and where practicable, the Company will permit the Investor to review the Registration Statement and all amendments and supplements thereto at least five (5) business days before filing of the relevant document with the SEC; provided, however, that any comments, revisions or additional information from an Investor must be received by the Company at least two (2) business days before the anticipated filing date in order to be included in the filing.  In the case of a mandatory filing of a Registration Statement under Section 2.1, if an Investor delivers comments, revisions or additional information to the Company less than two (2) business days before the  mandatory filing deadline specified in Section 2.1 and such comments, revisions or additional information, if omitted, would render the Registration Statement materially false, inaccurate or incomplete, then the 30-calendar day deadline specified in Section 2.1 may, at the Company’s election, be extended by up to two calendar days so as to accommodate Investor’s comments, revisions or additional information. The sections of any such Registration Statement including information with respect to the Investors, the Investors’ beneficial ownership of securities of the Company, and the Investors’ intended method of disposition of Registrable Securities must conform to the information provided to the Company by each of the Investors, so long as they comply with all applicable laws in the Company’s reasonable opinion.

3.7. Due Diligence; Confidentiality.

(a)  The Company will make available, upon reasonable advance notice during normal business hours, for inspection by any Investor who holds at least 25% of the Offered Shares and whose Registrable Securities are being sold pursuant to a Registration Statement and any attorney, accountant or other agent retained by any such Investor (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as reasonably necessary to enable each Inspector to exercise any due diligence responsibility in connection with or related to the contemplated offering.  The Company will cause its officers, directors, and employees to supply all information that any Inspector may reasonably request for purposes of performing such due diligence.

(b)  Each Inspector will hold in confidence, use only in connection with the contemplated offering, and not make any disclosure (except to an Investor) of all Records and other information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (iii) the information in such Records has been made generally available  to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Inspector), (iv) the Records or other information was developed independently by an Inspector without breach of this Agreement, (v) the information was known to the Inspector before receipt of such information from the Company, or (vi) the information was disclosed to the Inspector by a third party not under an obligation of confidentiality.  The Company is not required to disclose any confidential information in the Records to any Inspector unless and until such Inspector has entered into a confidentiality agreement (in form and substance reasonably satisfactory to the Company) with the Company with respect thereto, substantially to the effect of this Section 3.7. An Inspector may make disclosure of such Records and other information to an Investor Representative, if the Inspector advises the Investor Representative of the confidentiality provisions of this Section 3.7(b), but the Inspector will be liable for any act or omission of any of its Investor Representatives relative to such information as if the act or omission was that of the Inspector.  Unless legally prohibited from so doing, each Inspector will, upon learning that disclosure of Records containing confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.  Nothing herein will be deemed to limit the Investor’s ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

(c)  The Company will hold in confidence, and will not make any disclosure of, information concerning an Investor provided to the Company under this Agreement unless (i) disclosure of such information is necessary to comply with federal or state  securities laws, or any exchange listing or similar rules and regulations, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, (v) the information was disclosed to the Company by a third party not under an obligation of confidentiality, or (vi) such Investor consents to the form and content of any such  disclosure.  The Company may make disclosure of such  information to any attorney, adviser, or other third party retained by it, that needs to know the information, as determined in good faith by the Company (“Company  Representative”), if the Company advises the Company Representative of the confidentiality provisions of this Section 3.7(c), but the Company will be liable for any act or omission of any Company Representatives relative to such information as if the act or omission was that of the Company.  If the Company learns that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, the Company will (unless legally prohibited from so doing) give prompt notice to such Investor prior to making such disclosure and allow such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

3.8. Listing. During the Registration Period, the Company shall use its reasonable best efforts to cause all the Registrable Securities covered by each Registration Statement to be listed on each national securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if the listing of such Registrable Securities is then permitted under the rules of such exchange.

3.9. Share Certificates. The Company will cooperate with the Investors who hold Registrable Securities being sold to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and will enable such certificates to be in such denominations or amounts as the case may be, and registered in such names as the Investors may reasonably request, all in accordance with Article VI of the Purchase Agreement.

3.10. Securities Laws Compliance. During the Registration Period, the Company will comply with all applicable laws related to any Registration Statement relating to the sale of Registrable Securities and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act, and the rules and regulations promulgated by the SEC).

3.11. Further Assurances. The Company will take all other reasonable actions as any Investor may reasonably request to expedite and facilitate disposition by such Investor of the Registrable Securities pursuant to the Registration Statement.

ARTICLE IV

OBLIGATIONS OF THE INVESTORS

4.1. Investor Information. As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Investor, such Investor will furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended methods of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities. At least five business days before the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Investor of the information the Company requires from that Investor whether or not such Investor has elected to have any of its Registrable Securities included in the Registration Statement.  If, within two business days before the anticipated filing date, the Company has not received the requested information from an Investor, then the Company may file the Registration Statement without including Registrable Securities of that Investor.

4.2. Further Assurances. Each Investor will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s irrevocable election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

4.3. Suspension of Sales. Upon receipt of any notice from the Company under Section 3.5, each Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (i) it receives copies of a supplemented or amended prospectus contemplated by Section 3.5(a) or (ii) the Company advises the Investor that a suspension of sales under Section 3.5(b) has terminated. If so directed by the Company, each Investor will deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor’s possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

4.4. The Investor acknowledges and agrees that the offer, sale, transfer or disposition of the Registrable Securities are subject to state securities or blue sky laws and that, except as otherwise provided in Section 3.4, it is the Investor’s sole responsibility to take actions that are reasonably necessary or advisable to (i) qualify such offer, sale, transfer or disposition by the Investor or (ii) confirm that an appropriate exemption exists, in each pertinent jurisdiction.

ARTICLE V

EXPENSES OF REGISTRATION

The Company will bear (i) all reasonable expenses (other than underwriting discounts and commissions (except as contemplated herein or in the purchase Agreement), legal fees of counsel and advisors to the Investors, and transfer taxes, if any) incurred in connection with registrations, filings or qualifications pursuant to Articles II and III of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and (ii) the fees and disbursements of legal counsel for the Company.

ARTICLE VI

INDEMNIFICATION

If any Registrable Securities are included in a Registration Statement under this Agreement:

6.1. Indemnification of the Investors. To the extent permitted by law, the Company will indemnify and hold harmless each Investor, any directors or officers of such Investor, and any person who controls such Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”) against any losses, claims, damages, expenses, or liabilities (joint or several) (collectively, and together with actions, proceedings, or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, “Claims”) to which any of them become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions, or violations in a Registration Statement filed pursuant to this Agreement, any post-effective amendment thereof or any prospectus included therein: (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or any final prospectus (as amended or supplemented, if the Company files any amendment or supplement thereto with the SEC) included therein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (b) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law related to the Registration Statement, including without limitation any state securities law or any rule or regulation thereunder, or any covenant or agreement contained in the Purchase Agreement or this Agreement with respect to sales under the Registration Statement (the matters in the foregoing clauses (a) and (b) being, collectively, “Violations”). Subject to the restrictions set forth in Section 6.3 with respect to the number of legal counsel, the Company will reimburse the Investors or controlling person and each such other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (i) does not apply to Claims arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) does not apply to a Claim arising out of or based on any failure by any Indemnified Person to comply with prospectus delivery requirements (or the Securities Act, the Exchange Act, or any other law or legal requirement applicable to them) or any covenant or agreement contained in the Purchase Agreement or this Agreement; and (iii) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and will survive the transfer of the Registrable Securities by the Investors under Article IX of this Agreement.

6.2. Indemnification of the Company and Certain Shareholders. In connection with any Registration Statement in which an Investor is participating, each such Investor will indemnify and hold harmless, severally and not jointly, to the same extent and in the same manner set forth in Section 6.1 above, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other shareholder selling securities pursuant to the Registration Statement and any of its directors and officers, and any person who controls such shareholder within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Party”) against any Claim to which any of them may become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such Claim arises out of or is based upon any of the following: (a) any matter of the type referred to in clause (a) of Section 6.1 above in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or (b) any failure by such Investor to comply with prospectus delivery requirements (or the Securities Act, the Exchange Act, or any other law or legal requirement applicable to sales under the Registration Statement) or any covenant or agreement contained in the Purchase Agreement or this Agreement with respect to sales under the Registration Statement. Subject to the restrictions set forth in Section 6.3, such Investor will promptly reimburse any legal or other expenses, as such expenses are incurred and due and payable, reasonably incurred by them in connection with investigating or defending any such Claim. The indemnity agreement contained in this Section 6.2, however, does not apply to amounts paid in settlement of any Claim, if such settlement is effected without the prior written consent of such Investor, which consent will not be unreasonably withheld or delayed. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and will survive the transfer of the Registrable Securities by the Investors under Article IX of this Agreement.

6.3. Notification and Other Indemnification Procedures. Promptly after receipt by an Indemnified Person or Indemnified Party under this Article VI of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party will, if a Claim in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person or Indemnified Party. In that case, the indemnifying party will diligently pursue such defense. If, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party, and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnified Person or Indemnified Party and such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party that are different from or in addition to those available to the indemnifying party, then the Indemnified Person or Indemnified Party is entitled to assume such defense and may retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party (subject to the restrictions on settlement under Section 6.1 or 6.2, as applicable).  The indemnifying party will pay, however, for only one separate legal counsel for the Indemnified Person or Indemnified Party, as the case may be.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action does not relieve an indemnifying party of any liability to an Indemnified Person or Indemnified Party under this Article VI, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Article VI will be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage, or liability is incurred and is due and payable.

ARTICLE VII

CONTRIBUTION

To the extent that any indemnification provided for herein is prohibited or limited by law, the indemnifying party will contribute the amount paid or payable by the Indemnified Person or Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Person or Indemnified Party and the indemnifying party, but also the relative fault of the Indemnified Person or Indemnified Party and the indemnifying party, as well as any other relevant equitable considerations. However, (a) no contribution will be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Article VI and (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person of Registrable Securities who was not guilty of such fraudulent misrepresentation.

ARTICLE VIII

EXCHANGE ACT REPORTING

To make available to the Investors the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company will, until the end of the Registration Period:

(a) File with the SEC in a timely manner, and make and keep available, all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein limits the Company’s obligations under Section 5.3 of the Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

(b) Furnish to each Investor, so long as such Investor holds Registrable Securities, promptly upon request, (i) if not available on the SEC’s EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (ii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

ARTICLE IX

ASSIGNMENT OF REGISTRATION RIGHTS

The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be assignable by each Investor to any transferee or assignee of the Registrable Securities (i) in the case of either an assignment of Registrable Securities to an affiliate of such Investor or an assignment of all Registrable Securities held by such Investor without the consent of the Company and (ii) in the case of an assignment of less than all of the Registrable Securities held by such Investor with the consent of the Company (which consent shall not be unreasonably withheld), if, in the case of (i) and (ii) above, (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (c) such transfer or assignment was not made under the Registration Statement or Rule 144, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (e) such transfer is made in accordance with the applicable requirements of the Purchase Agreement, and (f) the transferee has provided to the Company an investor questionnaire (or equivalent document) evidencing that the transferee is a “qualified institutional buyer” or an “accredited investor” as defined in Rule 501(a)(1),(2),(3), or (7) of Regulation D. Any transferee or assignee of an Investor under Article IX shall be deemed an “Investor” for all purposes of this Agreement, and shall be entitled to all rights of, and subject to all obligations (including indemnification obligations) of, an Investor hereunder.

ARTICLE X

AMENDMENT OF REGISTRATION RIGHTS

This Agreement may be amended and the obligations hereunder may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and of the Investors who then hold 75% of the Registrable Securities (but not including any Investor who is not affected by such amendment or waiver). Any amendment or waiver effected in accordance with this Article X is binding upon each Investor and the Company. Notwithstanding the foregoing, no amendment or waiver will retroactively affect any Investor without its consent, or will prospectively adversely affect any Investor who no longer owns any Registrable Securities without its consent.

ARTICLE XI

MISCELLANEOUS

11.1. Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices, or elections from two or more persons or entities with respect to the same Registrable Securities, the Company will act upon the basis of instructions, notice, or election received from the registered owner of such Registrable Securities.

11.2. Notices. Except as set forth in Sections 3.3 and 3.5, any notices required or permitted to be given under the terms of this Agreement will be given and deemed received as set forth in the Purchase Agreement.

11.3. Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, does not operate as a waiver thereof.

11.4. Governing Law. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of Delaware without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Superior Court of the State of California, County of Orange and the United States District Court for the Central District of California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO IN THE EVENT THE MANDATORY ARBITRATION PROVISION BELOW IS DEEMED UNENFORCEABLE.

11.5.

Arbitration.  Any claim, dispute or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof or including, without limitation, the Registration Rights Agreement shall be submitted by the parties to binding arbitration before the American Arbitration Association in the County of Orange, State of California, before a single arbitrator who shall be a retired judge with experience in securities laws.  Investor agrees that he, she or it hereby submits to the jurisdiction of all of the courts of the State of California as well as the American Arbitration Association.  Investor hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which he, she or it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.  Investor hereby irrevocably consents to the service of process of any of the aforementioned courts and tribunal in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.  The cost of the arbitration shall be equally divided between the Parties.  If the Parties cannot agree on an arbitrator within two (2) weeks after arbitration is requested in writing by either of them, the arbitration shall proceed before an arbitrator who shall be a retired judge with experience in securities laws appointed by the American Arbitration Association and under the rules then obtaining of that Association. The award shall be binding, each Party hereby expressly waiving its right to appeal, and rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof.

11.6

Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

11.7. Entire Agreement. This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

11.8. Successors and Assigns. Subject to the requirements of Article IX hereof, this Agreement inures to the benefit of and is binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary herein, including, without limitation, Article IX, the rights of an Investor hereunder are assignable to and exercisable by a bona fide pledgee of the Registrable Securities in connection with an Investor’s margin or brokerage accounts.

11.9. Use of Pronouns. All pronouns refer to the masculine, feminine, or neuter, singular or plural, as the context may require.

11.10. Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

11.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures are binding on the parties hereto.

11.12. Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments, and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.13. Consents. All consents and other determinations to be made by the Investors pursuant to this Agreement will be made by the Initial Investors or the Investors holding a majority in interest of the Registrable Securities.

11.14. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

11.15. Force Majeure. The Company shall not be deemed in breach of its commitments under this Agreement and no payments by the Company as set forth in Article II shall be required if the Company is unable to fulfill its obligations hereunder in a timely fashion because the SEC or Nasdaq is closed or operating on a limited basis as a result of the occurrence of a Force Majeure. As used herein, “Force Majeure” means war or armed hostilities or other national or international calamity, or one or more acts of terrorism, which are having a material adverse effect on the financial markets in the United States. Furthermore, any payments owed as a result of Article II shall not accrue in any period during which the Company’s performance hereunder has been delayed or the Company’s ability to fulfill its obligations hereunder has been impaired by a Force Majeure.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:

UNIVERSAL GUARDIAN HOLDINGS, INC.,

a Delaware corporation

By:

/s/ Michael J. Skellern

Michael J. Skellern, President

OMNIBUS SIGNATURE PAGE TO

UNIVERSAL GUARDIAN HOLDINGS, INC.

REGISTRATION RIGHTS AGREEMENT

The undersigned hereby executes and delivers the Registration Rights Agreement to which this Signature Page is attached, which, together with all counterparts of the Registration Rights Agreement and Signature Pages of the other Investors and the Company to the Registration Rights Agreement, shall constitute one and the same document in accordance with the terms of the Registration Rights Agreement.

Investor Name:

By:

Print Name:

Title:

Address:

Telephone:

Facsimile: